Exhibit 10.1

 AGREEMENT

This Agreement (the “Agreement”) between Glenn D. Estrella (“Estrella”), W. Jeffrey Sawyers (“Sawyers”) and Barbara M. Johnson (“Johnson,” and together with Estrella and Sawyers, the “Employees”) and World Surveillance Group Inc. (the “Company”) is effective on December 31, 2013 (the "Effective Date"), and is entered into by and between Estrella, the Company’s President and Chief Executive Officer, with an address of 1608 Sheridan Drive, Wall Township, NJ 07753, Sawyers, the Company’s Chief Financial Officer and Treasurer, with an address of 131 Calabria Springs Cove, Sanford, FL 32771,  Johnson, the Company’s Vice President, General Counsel and Secretary, with an address of 2700 Harbortown Drive, Merritt Island, FL  32952, and the Company, a Delaware corporation with offices at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815.

WHEREAS, pursuant to a certain restricted stock agreement dated as of February 7, 2013 (the “Restricted Stock Agreement”) between the Employees and the Company, the Company issued to Estrella 5,000,000 shares, to Sawyers 3,000,000 shares and to Johnson 4,000,000 shares (collectively, the “Shares”) of its common stock, par value $0.00001 per share (the “Common Stock).

WHEREAS, the Employees and the Company now desire to rescind the issuance of the Shares as more particularly set forth below:

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the parties agreed as follows:

1.           The Employees and the Company have mutually agreed to rescind the issuance of their respective Shares whereby such Shares are hereby returned by the respective Employee to the Company for cancellation and return to treasury, and hereafter all right, title and interest of the Employee in their respective Shares is hereby terminated.

2.           The Agreement as it relates to the Employees’ Shares is hereby terminated and of no further force or effect.

3.           This Agreement embodies the entire agreement between the Employees and the Company with respect to the matters set forth herein.

4.           This Agreement shall be construed and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Employees and the Company have executed and delivered this Agreement effective as of the Effective Date.

World Surveillance Group Inc.

By: /s/ Glenn D. Estrella

Name: Glenn D. Estrella

Title: President and CEO

/s/ Glenn D. Estrella
Glenn D. Estrella

/s/ W. Jeffrey Sawyers
W. Jeffrey Sawyers

/s/ Barbara M Johnson
Barbara M. Johnson